Exhibit 5.1

Jachthavenweg 121
1081 KM Amsterdam
P.O. Box 75265
1070 AG Amsterdam
The Netherlands

Yandex N.V.
Schiphol Boulevard 165
1118 BG Schiphol
The Netherlands

T +31 20 6789 123
F +31 20 6789 589

Date	25 August 2016
Your ref.	-
Our ref.	40.00.1684
Subject	Yandex N.V. 2016 Equity Incentive Plan

Dear Sirs,

We, Van Doorne N.V., have acted as special legal advisers to Yandex N.V. (the “Company”) on certain matters of Dutch law in connection with a registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) relating to an aggregate of 20,564,225 Class A Ordinary Shares with a nominal value of EUR 0.01 each in the capital of the Company (the “Company Shares”) issuable under the Company’s 2016 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of (i) options to acquire Company Shares (the “Options”), (ii) awards consisting of share appreciation rights in respect of Company Shares (the “SARs”) and (iii) awards to acquire restricted Company Shares (the “Restricted Shares”) or to receive Company Shares (the “Restricted Share Units” and together with the Restricted Shares, the “Restricted Share Awards”).

Capitalised terms defined in the Plan have, unless expressly defined otherwise in this legal opinion, the same meaning in this legal opinion, including the schedule hereto (the “Schedule”). The Schedule forms an integral part of this legal opinion and a reference to this legal opinion includes a reference to the Schedule.

For the purpose of this legal opinion we have examined and relied on the documents listed in the Schedule (the “Documents”) and such other documents as we in our absolute discretion have deemed relevant.

In connection with our examination and in giving the opinions expressed below we have assumed:

a)                 the genuineness of the signatures on the Documents, the authenticity and completeness of the Documents submitted to us as originals, the conformity to the original documents of any Documents submitted to us as drafts, (electronic or hard) copies or translations and the authenticity and completeness of the original documents;

b)                 that (i) the Board of Directors of the Company has resolved to grant Options in respect of the relevant Company Shares, (ii) the Company and the optionees have entered into Notices of Grant for Options in respect of the relevant Company Shares, (iii) the Options in respect of the relevant Company Shares are exercisable at the time of their exercise, (iv) the optionees at the time of any given exercise have issued Notices of Exercise for Options in respect of the relevant Company Shares, (v) following any given exercise the relevant Company Shares will have been issued by the Company to and accepted by the optionees and (vi) for each Company Share issued in connection with the exercise of an Option a consideration will be paid to the Company with a value at least equal to the nominal amount thereof and any premium agreed upon;

c)                  that (i) the Board of Directors of the Company has resolved to grant Awards for SARs in respect of the relevant Company Shares, (ii) the Company and the Participants have entered into Notices of SAR for Awards in respect of the relevant Company Shares (iii) the Awards in respect of the SARs are exercisable at the time of their exercise, (iv) the Participants at the time of any given exercise have issued Notices of Exercise for Awards in respect of the SARs and (v) following any given exercise the relevant Company Shares to be issued in respect of that exercise will have been issued by the Company to and accepted by the Participants;

d)                 that (i) the Board of Directors of the Company has resolved to grant Awards for Restricted Share Awards in respect of the relevant Company Shares and (ii) all conditions in respect of Restricted Share Awards shall have been complied with;

e)                  that the Extract, and the factual confirmations contained in the Shareholders Resolutions, accurately and completely reflect the matters purported to be evidenced thereby;

f)                   that the Board at the time of the grant of Options, SARs or Restricted Share Awards in respect of the Company Shares shall have been designated as the competent authority (i) to issue shares in the capital of the Company and (ii) to exclude the pre-emptive rights (voorkeursrecht) of other shareholders;

g)                  that the Board has excluded the pre-emptive rights of other shareholders in respect of any Company Shares to be issued under the Plan to Participants other than Participants that are employees of the Company or its subsidiaries;

h)                 that the authorised share capital (maatschappelijk kapitaal) of the Company allows for the issue of the Company Shares from time to time;

i)                     that the issue of the Company Shares will not require the Company to publish a prospectus or equivalent document under the provisions of Chapter 5.1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht); and

j)                    that any foreign law which may apply with respect to any of the Documents or the transactions contemplated thereby does not affect this legal opinion.

This legal opinion is given only with respect to Dutch law in force as at the date hereof and as applied and generally interpreted on the basis of case-law published on the date hereof. We do not assume any obligation to advise you (or any other person entitled to rely on this legal opinion) of subsequent changes in Dutch law or in the interpretation thereof.

Based on and subject to the foregoing and subject to the qualifications set out below and matters of fact, documents or events not disclosed to us, we express the following opinion:

1                     Upon the issue of the Company Shares and upon payment in full of a consideration with a value at least equal to the nominal amount thereof, the Company Shares will have been validly issued and fully-paid and will be non-assessable.

The opinion expressed above is subject to the following qualifications:

(A)             The term “non-assessable” as used in this legal opinion means that the holder of a share will not by reason of merely being such holder, be subject to assessment of calls by the Company or its creditors for further payment on such share.

(B)             No opinion is expressed in respect of Participating Subsidiary Shares.

This legal opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Documents or otherwise. This legal opinion is given subject to, and may only be relied upon on, the express condition that (i) Van Doorne N.V. is the exclusive party issuing this legal opinion, (ii) in respect of Dutch legal concepts, which are expressed in this legal opinion in English terms, the original Dutch terms shall prevail and (iii) this legal opinion shall be governed by, and construed in accordance with, Dutch law.

This legal opinion is strictly limited to the matters stated herein and may not be read by implication as extending to matters not specifically referred to and may only be relied upon in connection with transactions contemplated by the Registration Statement. We hereby consent to the filing of this legal opinion in connection with the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully,

Van Doorne N.V.

/s/ S.A.J. van Rossum
S.A.J. van Rossum

SCHEDULE

1                                                             a copy of the Plan;

2                                                             a copy of the Yandex N.V. General Guidelines for Compensation of the Board of Directors, amended as of 27 May 2016;

3                                                             a copy of the Minutes of the General Meeting of Shareholders of the Company, held on 27 May 2016 (together the “Shareholders Resolutions”);

4                                                             a copy of the Articles of Association of the Company as amended on 1 June 2016 (the “Articles of Association”);

5                                                             an extract in respect of the Dutch Company from the Commercial Register (Handelsregister), dated 25 August 2016 (the “Extract”); and

6                                                             a copy of the Registration Statement.

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